Exhibit 99.1

NEWS RELEASE

NCI Building Systems Announces Closing of

Merger Transaction with Ply Gem

Combination Creates Leading North American

Exterior Building Products Platform

HOUSTON, November 16, 2018 – NCI Building Systems, Inc. (NYSE: NCS), a leading manufacturer of exterior building products for commercial construction (“NCI” or the “Company”), announced today that it has completed its merger with Ply Gem Parent, LLC, a leading manufacturer of exterior building products for residential construction (“Ply Gem”). The completion of the transaction follows the satisfaction of all customary closing conditions, including approval of the merger by NCI shareholders. Under the terms of the merger agreement, Ply Gem shareholders received approximately 58.7 million shares of NCI common stock. NCI shareholders retained a 53% ownership of the Company’s common equity with Ply Gem shareholders now owning 47%.

Chairman and CEO James S. Metcalf commented, “We are delighted to successfully complete our merger with Ply Gem today, furthering our strategy to be a market leading building products company. This combination brings together industry leaders that will increase our scale, broaden our product offerings and expand our customer base. In addition, the new company will be a stronger, more diversified enterprise serving all channels of the construction markets – residential, repair & remodel, and commercial.

With the merger now complete, the Company’s capital structure will improve meaningfully. With significant free cash flow generation and a flexible capital structure, the organization will be better positioned to manage through the industry’s cycles. Looking ahead, our growth will be driven by our strategic focus on innovative products, cost savings, margin expansion and debt reduction. Most importantly, we expect to create long-term value for our customers, shareholders and employees. I would like to thank our employees for all their hard work, dedication and support in accomplishing this transaction,” concluded Metcalf.

The Company will operate under a name to be determined, and each entity will preserve its existing established brands. The Company will be headquartered in Cary, North Carolina, with a significant presence in Houston, Texas.

Reporting

NCI’s fiscal year-end and fourth quarter 2018 results, as of October 29, 2018, will be reported on December 12, 2018. Following this reporting period, the combined company will move to a calendar year-end fiscal reporting schedule. Consolidated results for the transition period from October 29, 2018 through December 31, 2018, which will include the results of Ply Gem beginning November 16, 2018, will be reported in February 2019.

Founder’s Grants

In accordance with NYSE requirements, the Board of Directors has authorized, in connection with the consummation of the merger with Ply Gem, the grant of “employment inducement awards” (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) to approximately 50 individuals who will become employees of the Company in connection with the Merger. Forty percent (40%) of the value of each award will be in the form of options to purchase shares of the Company’s common stock with an exercise price per share equal to the closing price of a share of common stock on the grant date (the “Options”), 40% will be in the form of restricted stock units (the “RSUs”), each representing the right to acquire one share of the Company’s common stock, and 20% will be in the form of performance share units (the “PSUs”), each representing the right to acquire a number of shares of the Company’s common stock (up to a maximum of two shares per PSU) to be determined based upon the achievement of performance metrics as measured during a two year performance period and one year hold period following the grant date, subject to the grantee’s continued employment with the Company. The awards will represent an aggregate value of up to $34.0 million (assuming all of the PSUs vest at maximum levels of achievement), with the actual number of Options, RSUs and PSUs to be determined based on today’s closing share price. The Options and RSUs vest in five equal annual installments, subject to the grantee’s continued employment with the Company. Recipients of the employment inducement awards include the following officers of the Company:

Award Value ($ in millions)
James S. Metcalf, Chairman & Chief Executive Officer	$4.5
Shawn Poe, Chief Financial Officer	$2.3
Art Steinhafel, U.S. Windows Division President	$2.8
John Buckley, Siding Division President	$2.8
Brian Boyle, Chief Accounting Officer	$0.9

Advisors

Evercore served as exclusive financial advisor and Wachtell, Lipton, Rosen & Katz served as legal counsel to NCI. Credit Suisse is serving as exclusive financial advisor to Ply Gem. Debevoise & Plimpton provided legal counsel to Ply Gem and to CD&R. Credit Suisse and RBC Capital Markets, LLC provided committed financing for the transaction.

About NCI Building Systems and Ply Gem Holdings, Inc.

The combination of NCI and Ply Gem, headquartered in Cary, NC, establishes a leading exterior building products manufacturer with a broad range of products to residential and commercial customers for both new construction and repair & remodel. With a portfolio of key products which includes windows, doors, siding, metal wall and roof systems, engineered commercial buildings, insulated metal panels, stone and other adjacent products, the Company has more than 20,000 employees across 80 manufacturing, distribution and office locations throughout North America. For more information, visit www.ncibuildingsystems.com or www.plygem.com.

Contact:

K. Darcey Matthews

Vice President, Investor Relations

281-897-7785

Forward-looking statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are intended to identify forward-looking statements in this release. Such forward-looking statements reflect current expectations and actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: risks and uncertainties relating to the Merger, including potential adverse reactions or changes to business or employee relationships resulting from the completion of the Merger; the possibility that the anticipated benefits of the Merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the ability to implement the anticipated business plans of the combined company and achieve the anticipated benefits and savings; the possibility that the Company may not be able to achieve expected synergies and operating efficiencies in connection with the Merger within the expected time-frames or at all; changes in residential and commercial construction demands, driven in part by fluctuating interest rates, demographic shifts and customer trends; the ability of NCI and Ply Gem to integrate their businesses; the outcome of any legal proceedings related to the Merger; industry cyclicality and seasonality and adverse weather conditions; volatility in the U.S. economy and abroad, generally, and in the credit markets; changes in foreign currency exchange and interest rates; our ability to generate significant cash flow required to service or refinance our existing debt and obtain future financing; our substantial indebtedness and our ability to incur substantially more indebtedness; our ability to comply with the financial tests and covenants in our existing and future debt obligations; commodity price increases and/or limited availability of raw materials, including steel; retention and replacement of key personnel; volatility of NCI’s stock price; potential future sales of NCI’s common stock held by funds affiliated with Clayton Dubilier & Rice and Golden Gate Private Equity (the “Sponsor Investors”); substantial governance and other rights held by the Sponsor Investors; changes in laws or regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2009. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017 and in the Company’s Proxy Statement related to the Special Shareholder Meeting filed October 17, 2018 and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

###